                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  [X]

         Filed by a party other than the registrant  [ ]

         Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                                  INFOUSA INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transactions applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                 [infoUSA LOGO]

                                  infoUSA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 3, 2002

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on Friday, May 3, 2002, at 5:30 p.m. local time, at The Jaipur, 10999 Elm Street, Omaha, Nebraska 68114, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

                  1. To elect two directors to the Board of Directors for a term of three years;

                  2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 11, 2002 are entitled to receive notice of and to vote at the meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE INCLUDED FOR THAT PURPOSE. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY.

                                                        Sincerely,


                                                        Fred Vakili
                                                        Secretary
Omaha, Nebraska
March 29, 2002
                                  infoUSA INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at its 2002 Annual Meeting of Stockholders to be held on Friday, May 3, 2002, at 5:30 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Jaipur, 10999 Elm Street, Omaha, Nebraska 68114. The Company's principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

         These proxy solicitation materials were mailed on or about March 29, 2002 to all stockholders entitled to vote at the meeting. The Company's Annual Report for the fiscal year ended December 31, 2001, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

         Stockholders of record at the close of business on March 11, 2002 (the "Record Date") are entitled to receive notice of and vote at the meeting. On the Record Date, 50,902,216 shares of the Company's Common Stock, $.0025 par value per share, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Security Ownership."

REVOCABILITY OF PROXIES

         Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. Proxies may be revoked by delivering a written notice of revocation to the Company or by duly executing and delivering to the attention of the Secretary of the Company a proxy bearing a later date. Proxies may also be revoked if the stockholder attends the meeting and votes in person.

VOTING AND SOLICITATION

         The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected. Ratification of the appointment of the Company's independent public accountants requires a vote of the majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote.

         The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

         The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally, by telephone or by telegram and no additional compensation will be paid to such individuals.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company's 2003 Annual Meeting must be received by the Company no later than November 29, 2002 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2003 Annual Meeting may confer on the proxy holder discretionary authority to vote on any Stockholder proposals that are intended to be presented at the Company's 2003 Annual Meeting that are received after February 12, 2003.

         The Company's Bylaws provide that certain requirements be met in order that business may properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the date of this Proxy Statement. Stockholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant requirements. Any stockholder wishing to bring matters for action at this year's Annual Meeting should note that, as permitted by the proxy rules, the persons named as proxies may exercise discretionary voting authority with respect to any such proposal because the proposals will have been received after March 6, 2002 (as disclosed in the Proxy Statement for the 2001 Annual Meeting).

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors presently consists of eight directors and is divided into three classes, two of which have three directors and one of which has two directors, with the term of office of one class expiring each year. The terms of office of Paul A. Goldner, Rob S. Chandra and J. Robert Kerrey expire at this year's Annual Meeting. The terms of office of Vinod Gupta, George F. Haddix and Cynthia H. Milligan expire at the 2003 Annual Meeting and the terms of office of Harold W. Anderson and Elliot S. Kaplan expire at the 2004 Annual Meeting.

         The Company is proposing that stockholders re-elect two directors whose terms expire this year (Messrs. Chandra and Kerrey) for terms expiring at the 2005 Annual Meeting. Mr. Goldner is not standing for re-election. The Board of Directors has reduced the number of directors of the Company from eight to seven, effective upon the expiration of Mr. Goldner's term on the date of the Annual Meeting, with two classes of two directors each and one class of three directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

VOTE REQUIRED

         The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         THE BOARD OF DIRECTOR RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         The names of the nominees, and certain information about them, are set forth below:

                                                                                                          NOMINATED
                                                                                             DIRECTOR     FOR TERM
NAME OF DIRECTOR                  AGE    POSITION/PRINCIPAL OCCUPATION                       SINCE        EXPIRING

Rob S. Chandra                     35    Director; General Partner At Bessemer Venture        2001           2005
                                         Partners.

J. Robert Kerrey                   58    Director; President of New School University         2001           2005

         ROB S. CHANDRA has served as a director of the Company since February 2001. Mr. Chandra has been a general partner at Bessemer Venture Partners, the nation's oldest venture capital firm, since September 2000. At Bessemer, he leads the firm's West Coast telecommunications industry practice. Prior to joining Bessemer, Mr. Chandra was a general partner with Commonwealth Capital Ventures. Previously, he was an engagement manager with McKinsey & Company and an associate with Andersen Consulting. He began his career in sales with IBM. Mr. Chandra has an A.B. in Economics from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

         J. ROBERT KERREY has served as a director of the Company since February 2001. He has served as President of New School University since January 2001. Mr. Kerrey was elected to the U.S. Senate in 1988 and served as U.S. Senator from Nebraska through 2000. Previously, he was elected Governor of Nebraska in 1982 and served as Governor through 1987. Mr. Kerrey holds a degree in Pharmacy from the University of Nebraska. He is the brother of William L. Kerrey, the Company's President, License Group.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

         The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                               DIRECTOR        TERM
NAME OF NOMINEE                    AGE     POSITION/PRINCIPAL OCCUPATION                       SINCE           EXPIRES

Harold W. Anderson (1)(2)          78      Director; Contributing Editor to Omaha World        1993            2004
                                           Herald and Retired Publisher of Omaha World
                                           Herald Company.

Elliot S. Kaplan (2)               65      Director; Senior Partner in law firm of Robins,     1988            2004
                                           Kaplan, Miller & Ciresi L.L.P.

Vinod Gupta                        55      Chairman of the Board and Chief Executive Officer   1972            2003
                                           of the Company.

George F. Haddix (1)(2)            63      Director; Individual Investor.                      1995            2003

Cynthia H. Milligan (1)            56      Director; Dean of the College of Business           2000            2003
                                           Administration at the University of Nebraska,
                                           Lincoln.

----------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

         HAROLD W. ANDERSEN has served as a director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a Bachelor of Science in Liberal Arts from the University of Nebraska.

         ELLIOT S. KAPLAN has served as a director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. Mr. Kaplan is also a director and officer of Best Buy Co., Inc. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

         VINOD GUPTA is the founder of the Company, has been Chairman of the Board of the Company since its incorporation in 1972 and was named Chief Executive Officer effective August 1, 1998. Mr. Gupta previously served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska.

         GEORGE F. HADDIX has served as a director of the Company since March 1995. Since January 1998, Mr. Haddix has been an individual investor. From November 1994 to December 1997, Mr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Mr. Haddix is a director of CSG Systems International, Inc., a service provider for communication companies based in Englewood, Colorado. Mr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

         CYNTHIA H. MILLIGAN has served as a director of the Company since July 2000. She has served as the Dean of the College of Business Administration at the University of Nebraska, Lincoln, since June 1998. From 1991 to 1998, she was the President and Chief Executive Officer of Cynthia Milligan & Associates, a consulting firm to financial institutions. She is also a director of Wells Fargo & Company, a financial services company based in San Francisco, California, Calvert Fund, a mutual fund company based in Bethesda, Maryland, and Raven Industries, Inc., a manufacturing company based in Sioux Falls, South Dakota. Ms. Milligan holds a B.A. in French from the University of Kansas and a J.D. from George Washington University.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of seven meetings during 2001 and acted once through a written action. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

         The Audit Committee, which currently consists of directors George F. Haddix, Harold W. Andersen and Cynthia H. Milligan, met six times in 2001. The Audit Committee operates under a written charter adopted by the Board of Directors. The committee has primary responsibility for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A report of the Audit Committee is contained in this Proxy Statement. All members of the Company's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers ("NASD") for companies listed on the Nasdaq National Market.

         The Compensation Committee, which currently consists of directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, met three times during 2001. This committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company's 1992 Stock Option Plan and the Company's 1997 Stock Option Plan, and establishing the compensation of the Company's executive officers.

         No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, except for Mr. Goldner, who attended four meetings of the Board of Directors in 2001.

BOARD COMPENSATION

         Prior to July 2001, non-employee directors were compensated at a rate of $2,500 per Board meeting attended. Commencing July 2001, non-employee directors receive an annual cash retainer of $24,000, payable in quarterly installments of $6,000 each. The respective Chairs of the Audit Committee and the Compensation Committee receive an additional annual cash retainer of $3,000, payable in quarterly installments of $750 each. Additionally, at the date of each Annual Meeting of the Stockholders of the Company, commencing at this Annual Meeting, each person who is elected a director at such meeting, or whose term as a director continues after such meeting, will automatically be granted an option to purchase 10,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the meeting. Such options will be fully vested at the date of grant, and will expire on the fourth anniversary of the grant. Employee directors do not receive compensation for their service on the Board.

                               SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                         PERCENT OF
                                                                COMMON STOCK          OUTSTANDING SHARES
BENEFICIAL OWNERS                                            BENEFICIALLY OWNED(1)     OF COMMON STOCK
-----------------                                            ---------------------    ------------------

Vinod Gupta ................................................     19,995,573           38.5%
   5711 South 86th Circle
   Omaha, NE 68127
Liberty Wanger Asset Management, L.P. ......................      3,147,000            6.2%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606-5016
Liberty Acorn Trust ........................................      2,684,000            5.3%
    227 West Monroe Street, Suite 3000
    Chicago, Illinois 60606
Paul A. Goldner ............................................      3,714,343            7.2%
    100 Paragon Drive
    Montvale, New Jersey 07645
Harold W. Andersen(2) ......................................        121,015             **
Rob S. Chandra .............................................          2,916             **
George F. Haddix ...........................................        282,715             **
Elliot S. Kaplan ...........................................        251,995             **
J. Robert Kerrey ...........................................          2,916             **
Cynthia H. Milligan ........................................          5,316             **
Allen F. Ambrosino(3) ......................................        596,076            1.2%
Michael J. Morreale ........................................         60,965             **
William L. Kerrey ..........................................        344,662             **
Edward C. Mallin ...........................................        135,852             **
All directors and executive officers as
   a group (16 persons) ....................................     26,944,587           49.7%

----------

**       Less than 1%

(1) Includes the following shares that may be purchased within 60 days of the Record Date pursuant to the exercise of outstanding options: Mr. Gupta, 1,081,665 shares; Mr. Goldner, 402,415 shares; Mr. Andersen, 62,415 shares; Mr. Haddix, 62,415 shares; Mr. Kaplan, 68,415 shares; Ms. Milligan, 2,916 shares; Mr. Chandra, 2,916 shares; Mr. R. Kerry, 2,916 shares; Mr. Ambrosino, 464,496 shares; Mr. Morreale, 58,910 shares; Mr. W. Kerrey, 158,662 shares; Mr. Mallin, 100,852 shares; and all directors and executive officers as a group, 3,269,394 shares.

(2)      Includes 10,000 shares owned by Mr. Andersen's spouse.

(3) Includes 6,830 shares jointly owned with Mr. Ambrosino's spouse. Also includes 24,750 shares owned by Mr. Ambrosino's spouse.

                                  PROPOSAL TWO
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, independent accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 2002. KPMG LLP has audited the Company's financial statements since October 14, 1998.

         The affirmative vote of a majority of the shares represented at the Annual Meeting in person or proxy and entitled to vote will be required to ratify the Board's selection of KPMG LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH SELECTION.

AUDIT FEES

         The Company paid KPMG LLP an aggregate of $283,000 for the annual audit for fiscal year 2001 and for the review of the Company's financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal year 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEE

         KPMG LLP did not perform any services relating to financial systems design and implementation for the Company in fiscal year 2001.

ALL OTHER FEES

         The Company paid KPMG LLP $86,000 for professional services related to acquisition due diligence work, retirement plans and employee 401(k) plan audits, amended financial statement filings, Securities and Exchange Commission comment support, tax filings and other special projects under the direction of the Audit Committee. The Audit Committee has reviewed these services and has determined that the provision of these services is compatible with maintaining the accountant's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                               Harold W. Andersen
                                George F. Haddix
                               Cynthia H. Milligan

                                PERFORMANCE GRAPH

         The following Performance Graph compares the cumulative total return to stockholders of the Company's Common Stock from December 31, 1996 to December 31, 2001 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) JPMorgan H&Q Technology Index (formerly known as the "Chase H&Q Technology Index"). The performance graph is not necessarily indicative of future investment performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  AMONG INFOUSA INC., NASDAQ STOCK MARKET INDEX
                        AND JPMORGAN H&Q TECHNOLOGY INDEX


                               [PERFORMANCE GRAPH]

                                          31-DEC-96    31-DEC-97    31-DEC-98    31-DEC-99    31-DEC-00   31-DEC-01
                                          ---------    ---------    ---------    ---------    ---------   ---------
infoUSA Common Stock**                       $100         $ 92         $ 47         $125        $ 30         $ 62

NASDAQ (U.S. Companies)                      $100         $122         $173         $321        $193         $153

JPMorgan H&Q Technology Index                $100         $117         $182         $407        $263         $182

* Assumes $100 invested on December 31, 1996 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index and JPMorgan H&Q Technology Index.

** In October 1997, the Company reclassified its existing Common Stock as Class B Common Stock, authorized a new class of Common Stock designated Class A Common Stock (together, the "Reclassification") and declared a dividend of one share of Class A Common Stock for each share of Class B Common Stock outstanding (the "Stock Dividend"). The Stock Dividend had the effect of a two-for-one stock split. In October 1999, the Company combined its Class A and Class B Common Stock. The information set forth above for periods prior to the combination reflects the historical trading information of the Class B Common Stock.

         The information contained in the Performance Graph will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid by the Company for fiscal years 2001, 2000 and 1999 to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                             Annual Compensation       Compensation
                                                           -----------------------     --------------
                                                                                          Stock           All Other
Name and Principal Position                      Year      Salary ($)     Bonus($)     Options (#)(1)  Compensation($)
---------------------------                      ----      ----------     --------     --------------  ---------------

Vinod Gupta ............................         2001       96,000(2)          -0-       1,200,000           2,400
  Chairman and Chief Executive                   2000       96,000(2)          -0-             -0-           2,262
  Officer                                        1999       48,000(2)          -0-         400,000           1,200

Allen F. Ambrosino .....................         2001      300,000          66,078         124,000             -0-
  President, Large Business                      2000      300,000         107,219             -0-             -0-
  Group                                          1999      275,000             -0-         110,000             -0-

William L. Kerrey ......................         2001      300,000         164,466         124,000           5,250
  President, License Group                       2000      300,000         275,000(3)       20,000           5,250
                                                 1999      230,000         211,200(3)      110,000           5,000

Michael J. Morreale ....................         2001      250,000          60,269          18,000           5,250
  Executive Vice President,                      2000      200,000         201,030             -0-           5,250
  Large Business Group                           1999      160,000          86,948          34,535           5,000

Edward C. Mallin .......................         2001      295,000         164,024          54,000           5,250
  President, Walter Karl                         2000      250,000         151,500          20,000           5,250
                                                 1999      225,000          50,000           5,000           5,000

----------

(1) Each of the figures indicated in this column includes options to purchase shares of the Company's Common Stock, as adjusted to reflect the combination of the Class A and Class B Common Stock which occurred in October 1999.

(2) Excludes certain amounts paid to Annapurna Corporation for reimbursement of Company related travel and entertainment expenses and to Everest Investment Management for rent and investment advisory fees, all as more particularly set forth under "Certain Transactions" in this Proxy Statement.

(3) The bonus amount includes $50,000 which was paid to James Company which is owned by Mr. Kerrey.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table sets forth each grant of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                  ------------------------------------------------------               POTENTIAL REALIZABLE VALUE
                                                                                                       AT ASSUMED ANNUAL RATES OF
                                                 PERCENT OF TOTAL                MARKET                 STOCK PRICE APPRECIATION
                                  OPTIONS       OPTIONS GRANTED TO               PRICE                    FOR OPTION TERM($)(3)
                                  GRANTED          EMPLOYEES IN      EXERCISE   ON GRANT  EXPIRATION   --------------------------
       NAME                         (#)             FISCAL YEAR      PRICE ($)  DATE ($)     DATE        5%                  10%
       ----                       -------       ------------------   ---------  --------  ----------   ------              ------
Vinod Gupta ..............      1,200,000(1)          52.91%           8.53        5.75     08/23/06     --               876,519

Allen F. Ambrosino .......         24,000(1)           1.06%           7.00        3.63     02/16/06     --                    --
                                  100,000(2)           4.41%           4.00        4.00     10/08/01     --                    --

William L. Kerrey ........         24,000(1)           1.06%           7.00        3.63     02/16/06     --                    --
                                  100,000(2)           4.41%           4.00        4.00     10/08/01     --                    --

Michael J. Morreale ......         18,000(1)            7.9%           7.00        3.63     02/16/06     --                    --

Edward C. Mallin .........         24,000(1)           1.06%           7.00        3.63     02/16/06     --                    --
                                   30,000(2)           1.32%           4.00        4.00     10/08/01     --                    --

----------

(1) Figures represent options under the 1997 Stock Option Plan, which vest and become exercisable as follows: 25% vest on the first anniversary of the date of grant. The remaining 75% of the options vest and become exercisable equally over the next 36 months, provided that the optionee continues to be employed by the Company.

(2) Figures represent options under the 1992 Stock Option Plan, which vested immediately with respect to all option shares. Options were exercisable by borrowing from the Company an amount equal to the exercise price, evidenced by a five-year promissory note requiring annual payments of interest at five percent, with all outstanding principal and interest due and payable on the five-year anniversary of the grant or 30 days after termination of employment, whichever occurs first. The term of these options was seven days.

(3) Potential realizable value is based on an assumption that the market price of the underlying security appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for each of the Named Executive Officers, the value realized on exercised options and the year-end value of unexercised options:

                           AGGREGATED OPTION EXERCISES
                       AND DECEMBER 31, 2001 OPTION VALUES

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-
                                 SHARES                        UNDERLYING UNEXERCISED              THE-MONEY OPTIONS
                                ACQUIRED                       OPTIONS AT 12/31/01 (#)             AT 12/31/01 ($)(1)
                               ON EXERCISE     VALUE        -----------------------------     ----------------------------
NAME                               (#)       REALIZED ($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                           ------------  ------------   -----------     -------------     -----------    -------------

Vinod Gupta ................         -0-         -0-         1,064,998        1,275,002          188,000            -0-

Allen F. Ambrosino .........     100,000         -0-           424,829           89,171           49,390         29,010

William L. Kerrey ..........     100,000         -0-           138,747           75,253           35,136         26,304

Michael J. Morreale ........         -0-         -0-            45,652           57,223           56,413         48,427

Edward C. Mallin ...........      30,000         -0-            90,415           38,585           10,441         11,799

----------

(1) Based on the market price of $6.94 per share of Common Stock on December 31, 2001.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other compensation payable to the Company's executive officers. During fiscal year 2001, the Compensation Committee consisted of Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan. None of these persons is an employee of the Company.

         The Compensation Committee's policy in establishing compensation for executive officers is to reward sustained performance through the payment of base salaries, reward current performance through annual bonuses, and provide long-term incentives through stock options and other opportunities for equity ownership. When establishing the amounts of such compensation, the Compensation Committee considers publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area and in the industry generally.

         The Compensation Committee reviewed and approved compensation packages for all executive officers in fiscal 2001, including base salaries, bonus plans and stock options. For executive officers other than the Chief Executive Officer, base salaries are based on each officer's responsibilities and historical performance. During 2001, two bonus plans were in effect. The first applies to general managers of product sales groups and is based upon each general manager achieving a defined percentage of the Company's internal revenue and profit goals for his or her product sales group. The second bonus plan, which applies to all other executive officers and key employees (other than the Chief Executive Officer), is based on the achievement of specified Company-wide pre-tax profit levels. Neither bonus plan is guaranteed and bonuses under either plan may be withheld by management or the Board of Directors or adjusted in the event of an acquisition or other material events during the year. Stock options are granted to officers to provide long-term incentives aligned with the interests of the Company's stockholders, at percentage interests in the Company that are comparable to those held by executive officers in other companies in the Omaha, Nebraska area and in the industry generally.

         In fiscal 2001, the compensation of Vinod Gupta, Chief Executive Officer of the Company, consisted of a base salary of $96,000. Mr. Gupta was also granted a stock option for 1,200,000 shares at an exercise price of $8.53 per share (compared to a fair market value of $5.75 per share on the date of grant) to replace an out-of-the money option that expired in 2001. Mr. Gupta declined to participate in any of the Company's bonus programs for 2001 or prior years. In November 2001, the Compensation Committee reviewed and revised Mr. Gupta's compensation for fiscal year 2002. The Compensation Committee compared Mr. Gupta's compensation with the compensation of chief executive officers of other companies deemed by the Compensation Committee to be comparable to the Company. The Compensation Committee also considered Mr. Gupta's substantial contributions to the Company, his continuing importance to the Company's business and his historical compensation, which has been substantially lower than the compensation of other executive officers of the Company and of similarly situated chief executive officers of other companies. Based on these factors, the Compensation Committee set Mr. Gupta's base salary at an annual rate of $560,000 commencing January 2002. The Compensation Committee also determined that, in fiscal year 2002, Mr. Gupta will be eligible for a cash bonus based on the Company's achievement of a certain level of EBITDA (earnings before interest, taxes, depreciation and amortization). Mr. Gupta will not be eligible to participate in the Company's other bonus programs.

         In establishing the compensation of the Chief Executive Officer, the Compensation Committee also reviewed and considered certain business relationships between the Company and other entities in which Mr. Gupta has an ownership interest as set forth under "Certain Transactions" contained elsewhere in the proxy statement in which this Compensation Committee Report is included.

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

                             COMPENSATION COMMITTEE
                               Harold W. Andersen
                                George F. Haddix
                                Elliot S. Kaplan

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with, except for Mr. Gupta, who filed a late Form 5 for stock trade, Mr. Ambrosino, who filed a late Form 4 on two occasions for stock trades, and Messrs. Dean, Kerrey, Mallin, Messer, Thayer and Vakili, each of whom filed a late Form 4 on one occasion, each for an option exercise.

                              CERTAIN TRANSACTIONS

         Annapurna Corporation, which is 100% owned by Mr. Gupta, who is the Chairman and Chief Executive Officer of the Company, has fractional ownership in certain aircraft with NetJets. Annapurna Corporation bills the Company when the Company's employees and officers use the aircraft. The Company paid a total of $2.1 million, $2.0 million and $3.5 million in 2001, 2000 and 1999, respectively, to Annapurna Corporation for usage of the aircraft and other travel and entertainment expenses. The Company also paid Annapurna Corporation $49 thousand in 2001 for costs related to Polk City Directory acquisition. These costs were capitalized.

         The Company paid Everest Investment Management $120 thousand in 2001 for rented office space in a building adjacent to the Company's facility and $500 thousand in 1999 for investment advisory fees on certain transactions. Everest Investment Management is 40% owned by Mr. Gupta.

         Mr. Gupta also paid for Company expenses totaling $129 thousand in 2001 and $140 thousand in 2000 related to entertainment and investment management services. The 2000 expenses were recorded as a contribution of capital. During 1999, Mr. Gupta received a loan for $2.6 million, which was repaid with interest shortly after the borrowing.

         In 2001, the Company invested $1 million in the Everest3 Fund, a blend of three index funds (S&P 500, Dow Jones and Nasdaq 100). Everest Funds Management LLC manages the fund. Mr. Gupta, who is the Chairman and Chief Executive Officer of the Company, owns 100% of the voting stock in Everest Funds Management LLC.

         During 2001, the Company acquired a building adjacent to the Company's facility by assuming a mortgage from Everest Investment Management, which is 40% owned by Mr. Gupta. The purchase price for the building was $2.8 million.

         As discussed under the "Report of the Compensation Committee," Mr. Gupta is eligible for a cash bonus in 2002 based on Company performance. The criteria for Mr. Gupta's bonus is that he will receive 10% of the Company's adjusted EBITDA in excess of $80 million. In January 2002, the Company paid an advance to Mr. Gupta in the amount of $1.5 million (based on 2001 performance) to be off set against any 2002 bonus payable to Mr. Gupta pursuant to his bonus program.

         In February 1997, as part of the acquisition of DBA, the Company entered into an employee and consulting agreement with Paul A. Goldner for a term of five years, under which Mr. Goldner received compensation at a rate of $120,000 per annum and under which the Company appointed him to the Board and subsequently nominated him for election as a director in connection with the 1999 Annual Meeting.

         The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P.

         In October 2001, the Company loaned $400,000, $80,000, $400,000,
$120,000, $100,000, $80,000 and $100,000 to Allen F. Ambrosino, Stormy Dean, J.
Robert Kerrey, Monica Messer, D.J. Thayer and Fred Vakili, respectively. Each of the foregoing persons is an executive officer of the Company. The loans were made to facilitate the exercise of stock options held by such individuals. The loans were evidenced by promissory notes secured by the option shares, with interest at a rate of five percent, payable annually. All principal and interest is due on the five-year anniversary of the note, or 30 days after termination of the executive's employment, whichever occurs first.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                             BY ORDER OF THE BOARD OF DIRECTORS

Omaha, Nebraska
March 29, 2002

                                                                        APPENDIX

                                  infoUSA INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               FRIDAY, MAY 3, 2002
                                    5:30 P.M.
                                 AT: THE JAIPUR
                                10999 ELM STREET
                              OMAHA, NEBRASKA 68114







infoUSA INC.
5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127                              PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF infoUSA INC. (THE "COMPANY") TO BE HELD ON MAY 3, 2002 OR ANY ADJOURNMENTS THEREOF.

The shares of the Company's Common Stock you hold as of the record date on March 11, 2002 will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Stormy Dean and Fred Vakili, or either of them, as proxies with full power of substitution, to vote all shares of stock of the Company of record in the name of the undersigned at the close of business on March 11, 2002 at the Annual Meeting of Stockholders.

The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on May 3, 2002.




                      See reverse for voting instructions.

                             o Please detach here o

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors (with     01 Rob S. Chandra                   [ ] Vote FOR             [ ] Vote WITHHELD
    terms expiring 2005):           02 J. Robert Kerrey                     all nominees             from all nominees
                                                                            (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY                    -----------------------------------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                                      -----------------------------------------------

2. Proposal to ratify the appointment of KPMG LLP as the                [ ] For         [ ] Against        [ ] Abstain
   Company's independent auditors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. In their discretion, the proxies are authorized to vote with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

Address Change? Mark Box
Indicate changes below:     [ ]

                                       Date
                                           ------------------------------

                                    -------------------------------------------


                                    -------------------------------------------
                                    Signature(s) in Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.